UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

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Factory Card & Party Outlet Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FACTORY CARD & PARTY OUTLET CORP.

Notice Of Annual Meeting Of Stockholders To Be Held July 18, 2007

To the Stockholders of Factory Card & Party Outlet Corp.:

NOTICE IS HEREBY GIVEN that the annual meeting (“Annual Meeting”) of stockholders of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at 2727 Diehl Road, Naperville, Illinois 60563, at 1:00 p.m., local time, on Wednesday, July 18, 2007, for the following purposes:

1.    To elect directors.

2.    To ratify and approve the appointment of McGladrey & Pullen LLP as the independent auditors for the Company for the fiscal year ending February 2, 2008.

3.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement (“Proxy Statement”) which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on May 24, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Timothy J. Benson
Secretary

Naperville, Illinois

June 12, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

i

FACTORY CARD & PARTY OUTLET CORP.

2727 Diehl Road

Naperville, Illinois 60563

PROXY STATEMENT

General Information

This proxy statement (“Proxy Statement”) is furnished to the stockholders of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2007 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, July 18, 2007, at the Company’s headquarters, located at 2727 Diehl Road, Naperville, Illinois, at 1:00 p.m., local time, and any adjournment or postponement thereof.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Timothy J. Benson, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about June 12, 2007. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile.

The close of business on May 24, 2007 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 3,379,895 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

A majority of the shares of outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting. For the election of directors, the eight candidates receiving a plurality of the votes of shares of Common Stock are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, shall be required to approve proposal two, provided a quorum is present.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” are not deemed to be “votes entitled to vote.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or proposal two requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are not counted for purposes of the election of directors. However, because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal (other than the election of directors) has been approved, abstentions have the same effect as negative votes.

Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Any stockholder may change his or her vote prior to the meeting by revoking their proxy or by (1) submitting a proxy bearing a later date, (2) submitting new voting instructions via the Internet, or (3) calling the specifically designated telephone number.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board has nominated eight candidates for election as directors. Each director is elected annually to serve until the next annual meeting or until his successor is elected.

Each of the nominees has consented, if elected as a director of the Company, to serve until his term expires. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

The eight nominees for directors receiving a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote shall be elected as directors, provided a quorum is present. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

Certain information is given below for the director nominees. All of the nominees are presently directors.

Mr. Mone Anathan, age 67, has been a director of the Company since April 27, 2006. Presently an independent investor, from July 1988 through June 1997, Mr. Anathan served as President, Treasurer and a director of Filene’s Basement Corp., an off-price specialty apparel chain. From June 1997 until November 1999, he served Filene’s Basement Corp. in the capacity of Vice Chairman of the board of directors and Chairman of the Executive Committee. He served as President of the Filene’s Basement division of Federated Department Stores, Inc. from February 1984 until Filene’s Basement was purchased from Federated Department Stores, Inc. in a management-led buyout in July 1988. Mr. Anathan was a member of the board of directors of Brookstone, Inc. from 1989 until 2005, serving various tenures as Chairman of its Audit Committee and a member of its Compensation Committee. Mr. Anathan also served as a director of Lebenthal Funds, Inc. and Boston Advisors, both municipal bond management firms.

Mr. Ben Evans, age 77, has served as a director of the Company since April 2002. From 1989 until his retirement in 1999, Mr. Evans was a consultant for Ernst & Young in its corporate financial services group, concentrating in the bankruptcy area. He became a partner at that firm in 1968. From 1978 through 1989, Mr. Evans was a member of the corporate financial service group of Ernst & Whinney, a predecessor firm to Ernst & Young, concentrating on bankruptcy assignments, generally on behalf of unsecured creditors’ committees, with special emphasis in the apparel, retailing, food, drug and pharmaceutical industries. Mr. Evans joined S.D. Leidesdorf & Company, a predecessor firm to Ernst & Young, in 1954 as a junior accountant. Mr. Evans is also a director of Accord Financial Corp. and Penn Traffic Company.

Mr. Richard E. George, age 68, has served as the Non-Executive Chairman of the Board of Directors since April 2002. From 1996 to the present, Mr. George has served as the President and Chief Executive Officer of R. G. Trends, Inc., an independent consulting company. From 1995 to 1996, he was President and Chief Executive Officer of Handy Andy Home Improvement Centers, Inc. From 1989 to 1994, Mr. George served as Chairman and Chief Executive Officer of Ulta Salon, Cosmetics & Fragrance, Inc. From 1962 to 1988, Mr. George was employed by Jewel Companies, Inc./American Stores Company and its affiliates, where he held various management positions, including his most recent position of President and Chief Executive Officer of Osco Drug, Inc. Mr. George has a B.S. and M.A.S. from the University of Illinois and is a Certified Public Accountant.

Mr. Peter Holmes, age 48, has served as director of the Company since April 2002. Mr. Holmes is President and Chief Executive Officer of THG Global Inc., a global sourcing firm. From May 2001 to February 2005, Mr. Holmes was the President and Chief Executive Officer of The Holmes Group, an independent consulting company. Mr. Holmes has served as Vice President, Operations of BiWay Stores, a retail chain operating over 250 stores in Ontario and Atlantic Canada, from August, 2000 to May, 2001. Mr. Holmes was

Senior Vice President, Merchandising of BiWay Stores from March, 1999 to August 2000. Prior to joining BiWay Stores, he was Vice President, Merchandising of White Rose Crafts & Nursery Sales Ltd. from 1996 to 1998. From 1977 to 1996 Mr. Holmes held various positions at Zellers Inc., Canada’s largest discount store chain, the most recent as Vice President, Merchandise Administration & Distribution.

Mr. Martin G. Mand, age 70, has served as a director of the Company since April 2002. Mr. Mand is Chairman and Chief Executive Officer of Mand Associates, Limited, a consulting, speaking and writing firm. From March 1990 to June 1994, Mr. Mand was Executive Vice President and Chief Financial Officer of Nortel Networks. Prior to joining Nortel, Mr. Mand served in various positions with the DuPont Company from June 1961 to February 1990, most recently as Vice President and Treasurer and previously as Vice President and Comptroller. Mr. Mand is a director of Mizuho Corporate Bank (USA) and Townsends, Inc. Mr. Mand holds a B.S. from the University of Virginia and an M.B.A. from the University of Delaware.

Mr. Patrick O’Brien, age 60, has served as a director of the Company since April 2002. From October, 2005 to present, Mr. O’Brien has been a Vice President—Asset Management of Kennedy Associates Real Estate Counsel, Inc., a specialty pension fund advisory firm. From March, 2005 to October, 2005, Mr. O’Brien served as Senior Vice President of MTM Management and FST Asset Management, a luxury lodging firm. From July, 2001 to March, 2005, Mr. O’Brien served as a Managing Partner of RMG Capital Partners, LLC, a venture capital firm. Prior to joining RMG Capital Partners, LLC, Mr. O’Brien was a Director of New Development at Dolce International from April, 2000 to July, 2001, an Area Managing Director and General Manager at Starwood Hotel & Resorts from April, 1998 to April, 2000, Senior Vice President at Le Meridien Hotels & Resorts from 1995 to 1997, Executive Vice President at Sage Enterprises from 1994 to 1995, and a Vice President at United Airlines from 1987 to 1994. Mr. O’Brien was also employed by Westin Hotels & Resorts and its affiliates from 1968 to 1987 where he held various management positions. Mr. O’Brien holds a B.A. from Michigan State University.

Mr. Gary W. Rada, age 53, has served as President and Chief Operating Officer and a director since April 2002 and was named Chief Executive Officer in December 2002. Prior to his current role, Mr. Rada served as Executive Vice President from October 1999 to March 2002. From January 1998 to October 1999, he served as Senior Vice President and General Merchandise Manager. From 1997 to 1998, Mr. Rada served as the Vice President of General Merchandise for Bruno’s, Inc., a Birmingham, Alabama supermarket and drug chain. Prior to joining Bruno’s, he held various management and merchandising positions with Jewel Companies, Inc./American Stores Company, including Director and Merchandise Manager at Osco Drug, Inc./American Drug Stores and Vice President of Grocery Buying and Merchandising at Jewel Food Stores.

Mr. Robert S. Sandler, age 76, has served as a director of the Company since April 2002. Mr. Sandler is President of Robert S. Sandler LLC, a business and financial consulting company. From 1978 to 2001 Mr. Sandler served as Executive Vice President of HSBC Business Credit (USA) Inc. affiliate of HSBC Bank USA. Mr. Sandler holds a B.S. from the Wharton School at the University of Pennsylvania and attended the Graduate School of Business at Columbia University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES NAMED ABOVE

INFORMATION REGARDING BOARD OF DIRECTORS

AND COMMITTEES

Committees and Meetings of the Board of Directors

During the fiscal year ended February 3, 2007, the Board met 14 times. The Board currently has two standing committees: the Audit Committee and the Compensation Committee. The Board has determined that Messrs. Anathan, Evans, George, Holmes, Mand, O’Brien and Sandler are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. During the fiscal year ended February 3, 2007, each director attended all of the meetings of the Board and its committees on which he served.

The Company’s non-management directors held 14 meetings during the fiscal year ended February 3, 2007 separately in executive session without any members of management present. The Company’s Corporate Governance Guidelines provide that the presiding director at each such session is the Chairman of the Board or lead director, or in his or her absence, the person the Chairman of the Board or lead director so appoints. The Chairman of the Board currently presides over executive sessions of the non-management directors.

As a general matter, members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders absent a pressing reason.

The Audit Committee, which held eight meetings during the fiscal year ended February 3, 2007, consists of Mr. Evans, Mr. Anathan and Mr. O’Brien. The Audit Committee is primarily responsible for approving the services performed by the Company’s independent auditors, for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board. A copy of the charter for the Audit Committee, as amended, is attached as Exhibit A to this Proxy Statement.

The Board has determined that all members of the Audit Committee are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. Additionally, the Board has determined that Mr. Evans is a “financial expert” as defined by the Securities and Exchange Commission’s regulations and has “financial sophistication” as required by Rule 4350 of the listing standards of the National Association of Securities Dealers.

The Compensation Committee, which held six meetings during the fiscal year ended February 3, 2007, consists of Mr. Mand, Mr. Holmes and Mr. Sandler. The Compensation Committee reviews and recommends to the Board for approval the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board. A copy of the charter for the Compensation Committee, as amended, is attached as Exhibit B to this Proxy Statement.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Director Nominees

The Board of Directors does not currently have a separately designated nominating committee. As a result, the members of the Board of Directors who are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers perform the functions that would typically be performed by a nominating committee. In this capacity, the independent members of the Board of Directors, among other things, establish and periodically review the criteria for board membership, identify new director candidates, evaluate incumbent directors and make determinations regarding the appropriate size of the Board of Directors and the appointment of members to the Board of Directors’ committees. The Board of Directors may retain a third-party search firm to assist it in identifying potential new director candidates.

The independent members of the Board of Directors will consider a stockholder’s nominee for election to the Company’s Board of Directors in 2008 if any such suggestion is made in writing, includes biographical data and a description of such nominee’s qualifications and is accompanied by the written consent of such nominee. Any such suggestion for nominees must be mailed to the Company at 2727 Diehl Road, Naperville, Illinois 60563, Attention: Secretary, and received by the Secretary no later than March 1, 2008. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Director Nominee.” Nominees for election to the Board of Directors should at minimum satisfy the following criteria:

•	Possess the integrity and mature judgment essential to effective decision making.

•

Have the ability and willingness to commit necessary time and energy to prepare for, attend and participate in meetings of the Board of Directors and one or more of its standing committees and not have other directorships, trusteeships or outside involvements which would materially interfere with responsibilities as a director of the Company.

•	Have the willingness and availability to serve at least one term.

•

Have the willingness and ability to represent the interests of all of the Company’s stockholders rather than any special interest or constituency while keeping in perspective the interests of the Company’s employees, customers, local communities and the public in general.

•	Have background and experience that complement the background and experience of other members of the Board of Directors.

•	Be a Company stockholder or willing to become a Company stockholder.

•	Be free from interests that are or would present the appearance of being adverse to, or in conflict with, the interests of the Company.

•

Have a proven record of competence and accomplishment through demonstrated leadership in business, education, government service, finance or the sciences, including director, CEO or senior management experience; academic experience; technical and industry experience; financial and accounting experience; or other relevant experiences which will provide the Board of Directors with perspectives that will enhance Board of Directors effectiveness, including perspectives that may result from diversity in ethnicity, race, gender, national origin or nationality.

Stockholder Communications to Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Company at 2727 Diehl Road, Naperville, Illinois 60563. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication”. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

The Company has adopted a Code of Ethics for Principal Executive and Senior Financial Officer which is applicable to the Company’s Chief Executive Officer and Chief Financial Officer. The Company undertakes to, and will, deliver to any person a copy of its Code of Ethics for Principal Executive and Senior Financial Officers upon request submitted to Factory Card & Party Outlet Corp. 2727 Diehl Road, Naperville, Illinois 60563, Attn: Secretary.

Compensation of Directors

Directors who are officers of the Company do not receive any additional compensation for their services as directors. Non-employee directors of the Company receive the following compensation:

•	a quarterly retainer of $6,875;

•	a fee of $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone;

•

a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephone, in each case only if the committee met on a day other than a day on which the Board met; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

The Chairmen of the Audit Committee and the Compensation Committee each receive an additional quarterly fee of $1,750 and $1,250, respectively. The Chairman of the Board receives an additional $8,125 per quarter.

Non-employee directors participate in one equity compensation plan of the Company, the 2002 Non-Employee Directors Stock Option Plan. The Board has a policy for the annual grant of non-qualified stock options to purchase 5,000 shares of the Company’s Common Stock to continuing non-employee directors. All options granted to such directors will have an exercise price equal to 100% of the fair market value on the date of grant and will vest over a three-year period from the grant date. On April 24, 2007, each non-employee director was granted stock options to purchase 5,000 shares with an exercise price of $11.52 per share.

Additionally, the Board has a policy that the Non-Executive Chairman of the Board will receive at the same time additional non-qualified stock options in the amount of 5,000 shares, which options will have the same exercise price and will also vest over a three-year period from the grant date. The Non-Executive Chairman received this additional stock option grant on April 24, 2007.

MANAGEMENT

The following table sets forth certain information with respect to the executive officers (“Executive Officers”) of the Company as of April 25, 2007.

Name	Age	Position
Gary W. Rada	53	President, Chief Executive Officer and Director
Timothy J. Benson	44	Vice President, Treasurer and Chief Financial Officer
Timothy F. Gower	55	Senior Vice President, Operations

Information with respect to the background and positions held at the Company of Mr. Rada is set forth above under proposal one.

Mr. Benson has served as Vice President, Treasurer and Chief Financial Officer since February 2007. From December 2005 through February 2007, Mr. Benson served as Vice President and Treasurer of the Company. Prior to that time, Mr. Benson served in a variety of corporate finance and accounting roles at the Company for approximately ten years. Mr. Benson is a graduate of Augustana College and Lake Forest Graduate School of Management.

Mr. Gower has served as Senior Vice President, Operations since October 1999. From April 1998 to October 1999, Mr. Gower served as Vice President, Retail Store Operations. Prior to that, from August 1997 to March 1998, he served as Vice President of Store Operations for Zellers Inc., Canada’s largest discount chain. Prior to joining Zellers, he held various store operations positions with Office Max and F&M SuperDrug Stores.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company emerged from bankruptcy on April 9, 2002. Pursuant to its plan of reorganization, all pre-bankruptcy common stock of the Company was cancelled and the Company issued 3,000,000 shares of new Common Stock. The Company also issued the following warrants to purchase an aggregate of 306,934 additional shares of Common Stock:

1)	Series A warrants exercisable for an aggregate of 76,692 shares of Common Stock any time prior to April 9, 2006 at a price of $5.50 per share, of which warrants for 54,242 shares were exercised prior to the expiration date;

2)	Series B warrants exercisable for an aggregate of 92,512 shares of Common Stock any time prior to April 9, 2008 at a price of $8.00 per share, of which warrants for 17,892 shares were exercised as of May 15, 2007;

3)	Series C warrants exercisable for an aggregate of 76,692 shares of Common Stock any time prior to April 9, 2010 at a price of $8.00 per share, of which warrants for 5,476 shares were exercised as of May 15, 2007; and

4)	Series D warrants exercisable for an aggregate of 61,038 shares of Common Stock any time prior to April 9, 2010 at a price of $17.00 per share, of which warrants for 888 shares were exercised as of May 15, 2007.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of May 15, 2007, for (1) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (2) each of the Company’s directors, (3) each of the current and former named executive officers appearing in the Summary Compensation Table below (the “Named Executive Officers”) and (4) all current directors and Executive Officers as a group.

Directors, Executive Officers and 5% Stockholders	Number(1)	Percent
Midwood Capital Management, LLC(2)	261,056	7.7
Skylands Capital, LLC(3)	189,602	5.6
CR Intrinsic Investors, LLC(4)	175,000	5.2
Gary W. Rada(5)	200,500	5.7
Timothy F. Gower(6)	101,000	2.9
Timothy J. Benson(7)	18,500	*
Michael Perri(8)	47,523	1.4
Mone Anathan(9)	4,666	*
Richard E. George(10)	49,166	1.4
Ben Evans(11)	35,333	1.0
Peter M. Holmes(12)	33,333	1.0
Martin G. Mand(13)	33,333	1.0
Patrick W. O’Brien(14)	27,959	*
Robert S. Sandler(15)	34,833	1.0
Jarrett A. Misch(16)	3,000	*
All Executive Officers and directors as a group (12 persons)(17)	589,146	15.4

*	Less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and/or warrants held by that person that are currently exercisable or exercisable within 60 days of May 15, 2007, are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)

Based on a Schedule 13D (Amendment No. 5) dated May 3, 2007 filed by Midwood Capital Management, LLC. The address of Midwood Capital Management, LLC is One Washington Mall, 8th Floor, Boston, MA 02108.

(3)	Based on Schedule 13G/A (Amendment No. 1) dated January 5, 2007 filed by Skylands Capital, LLC. The address of Skylands Capital, LLC is 1200 North Mayfair Road, Suite 250, Milwaukee, WI 53226.
(4)	Based on a Schedule 13G dated May 1, 2007 filed by CR Intrinsic Investors, LLC. The address of CR Intrinsic Investors, LLC is 72 Cummings Point Road, Stanford, CT 06902
(5)	Includes 148,000 shares subject to options exercisable within 60 days of May 15, 2007.
(6)	Includes 70,000 shares subject to options exercisable within 60 days of May 15, 2007.
(7)	Includes 8,000 shares subject to options exercisable within 60 days of May 15 2007.
(8)	Includes 32,500 shares subject to options exercisable within 60 days of May 15 2007. Mr. Perri became an executive officer on April 30, 2007.
(9)	Includes 1,666 shares subject to options exercisable within 60 days of May 15, 2007.
(10)	Includes 36,666 shares subject to options exercisable within 60 days of May 15, 2007.
(11)	Includes 31,333 shares subject to options exercisable within 60 days of May 15, 2007.
(12)	Includes 28,333 shares subject to options exercisable within 60 days of May 15, 2007.
(13)	Includes 29,333 shares subject to options exercisable within 60 days of May 15, 2007.
(14)	Includes 23,333 shares subject to options exercisable within 60 days of May 15, 2007.
(15)	Includes 30,833 shares subject to options exercisable within 60 days of May 15, 2007.
(16)	Includes 3,000 shares subject to options exercisable within 60 days of May 15, 2007. Mr. Misch resigned as Chief Accounting Officer of the Company on February 16, 2007.
(17)	Includes 442,997 shares subject to options exercisable within 60 days of May 15, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% percent of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended February 3, 2007, all Reporting Persons complied with all applicable filing requirements.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is provided to assist our stockholders in understanding the compensation awarded, earned by, or paid to, the Company’s named executive officers during 2006.1 Our “named executive officers” during 2006 listed in the Summary Compensation Table below consist of our three executive officers as of February 3, 2007 (our chief executive officer, our former chief accounting officer and our senior vice president-operations) and our current chief financial officer.2 In addition, the CD&A is intended to put into perspective for our stockholders the compensation tables on pages 20 through 23 and the narrative information that accompanies them.

The first part of this discussion describes the primary objectives of our compensation programs and how they are designed to reward achievement in accomplishing target corporate goals. Following that, we describe the key elements of our compensation and why we have selected those elements of compensation. Finally, we describe how we determine the form and amount of each compensation element to meet our compensation objectives and support our business strategy.

Compensation Objectives And Process

Objectives.    The objectives of our executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus, long-term incentive compensation in the form of stock-based awards, and various benefits, including medical and life insurance plans. Our executive officer compensation policies are intended to combine competitive levels of compensation and rewards for performance and to align relative compensation with the achievements of key business objectives and maximization of stockholder value. The Board believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Who Sets Our Executive Compensation?    The Compensation Committee of our Board, composed entirely of independent directors, administers our executive officer compensation program. The Compensation Committee’s primary responsibilities include reviewing and recommending to our full Board (excluding any interested director) for approval the compensation of our executive officers, such compensation consisting of salary, bonus, long-term equity incentive compensation, benefits and other compensation.

The Compensation Committee has a charter which generally sets forth its responsibilities. A copy of the Compensation Committee charter is attached to this Proxy Statement as Exhibit B.

Our management makes recommendations to the Compensation Committee on specific elements of compensation and goals for our executive officers, with the exception of our chief executive officer. The Compensation Committee considers these recommendations in executive session and can accept, reject or modify them before forwarding to our Board for approval.

In making its recommendations to our Board, the Compensation Committee has periodically received advice and recommendations from Pearl Meyer & Partners. Pearl Meyer & Partners has assisted us in developing our

[1]	Our fiscal year 2006 runs from January 29, 2006 to February 3, 2007. References to “2006” in this Compensation Discussion and Analysis refer to that fiscal year.
[2]

We use the terms “named executive officers” and “executive officers” interchangeably in this Compensation Discussion and Analysis since our named executive officers consist of all of our executive officers as of February 3, 2007 and our current chief financial officer.

executive compensation program and philosophy, including offering advice on our peer group companies and advising us on the advantages and disadvantages of various types of equity grants, including restricted stock and stock options. A Pearl Meyer & Partners consultant has been present at selected Compensation Committee meetings, including executive sessions, to discuss officer and director compensation matters. Pearl Meyer & Partners has made, and may make, recommendations to the Compensation Committee, independent of management, on executive compensation generally and on the specific compensation of our executive officers.

Our Board, based upon the recommendations of the Compensation Committee, normally determines base salary for our executive officers annually at its regularly-scheduled April meeting, to go into effect the first Sunday in April (when base salary increases for exempt employees normally occur). Our Board, based upon the recommendations of the Compensation Committee, normally determines annual bonus targets and long-term equity incentives and relevant performance expectations for a year for our executive officers annually at its regularly-scheduled meeting at or around the end of the prior fiscal year. Our Board, based upon recommendations of the Compensation Committee, may set salary and grant bonus and long-term equity incentives for executive officers at other times to reflect promotions and new hires.

Our Targets and Benchmark.    We set each of base salary, annual bonus target and long-term incentives separately in light of our evaluation of the competitive situation, the incumbent’s performance and experience, and the levels of those compensation elements at a peer group of companies. That process determines the mix of base salary, annual bonus and long-term equity incentives for each of our executive officers. It also determines the mix of cash and stock compensation, since we regularly pay base compensation and annual bonus in cash, and we regularly pay long-term incentives in stock, to align our executives’ interests with those of our stockholders. We then tally the resulting total compensation to confirm that it is appropriate for the position or make adjustments accordingly.

Our policy is to target executive officers’ base salary, annual bonus and annual long-term equity incentive value to be at about the 70th percentile level of companies participating in the Retail Compensation and Benefits Survey prepared by Mercer Human Resource Consulting LLC. We also review our benefit package, and consider the practices of comparable companies for specific types of benefits. Data provided by the Retail Compensation and Benefits Survey prepared by Mercer indicates that the nature and value of the benefits we provide are competitive with those offered by comparable retail companies.

Our Peer Group.    We compare our compensation practices for our executive officers to other public companies by using competitive market data compiled by management. Most of these companies are retailers competing for management employees in the same areas of expertise as we do. Several of these companies are our direct competitors in the retail party chain industry. In selecting our peer group companies, the Compensation Committee takes into account revenues, number of employees and number of retail outlets.

The Compensation Committee reviews and approves the selection of peer group companies based primarily on the factors listed above. The list of peer group companies that we use may change from year to year based on the Compensation Committee’s evaluation of those factors. Historically, we have used the following peer group companies:

•	A.C. Moore

•	Bakers Footware Group

•	Celebrate Express

•	E Com Ventures

•	Franklin Covey

•	Hancock Fabrics

•	Hibbett Sport Goods

•	I Party

•	Jos. A. Bank

•	Kirklands

•	Party City

Party City was acquired on December 23, 2005. Accordingly, Party City will not be included in our peer group companies for 2007 and beyond.

Elements Of Our Compensation

The four key elements of our executive officers’ compensation are:

•	Base salary

•	Annual bonus

•	Long-term equity incentive awards

•	Benefits

This section describes the general features of each of these elements. We cover later in this CD&A why we provide each element of compensation and the form we pay it in and how we determine the amount we pay.

Base Salary.    Base salaries provide an underlying level of compensation security to executives and allow us to attract competent executive talent and maintain a stable management team. Base salaries for our executive officers are determined on the basis of the executive officer’s responsibility, general salary practices of peer companies and the executive officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by our Board, based upon the recommendations of the Compensation Committee, in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, length of service, general changes in the compensation peer group in which we compete for executive talent, and our general financial performance. The weight given such factors by the Compensation Committee may vary from individual to individual.

Annual Bonus.    Bonuses give our executive officers an increased cash compensation opportunity. They reward our executive officers for short-term (annual) achievement in accomplishing target corporate goals. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers to address annual performance goals using more immediate measures for performance than those reflected in the appreciation and value of equity awards. Executive officers’ bonus opportunity recognizes their senior-level responsibilities and duties and the competitive environment in which we must recruit and retain our senior management.

Our Management Incentive Plan (the “Bonus Plan”) sets the terms for awarding bonuses to our executive officers (and other employees). Our performance-based annual bonus amounts depend on our performance against predetermined target corporate goals, which are discussed below. Our Board, based upon the recommendations of the Compensation Committee, sets these targets for a fiscal year annually at the regularly scheduled Board meeting near the end of the Company’s prior fiscal year. We describe in more detail below the applicable performance measures and goals for fiscal year awards and why these performance measures and goals are chosen. Bonuses can be earned for each year and are payable after receipt of audited financial results for the fiscal year.

Long-Term Equity Incentive Awards.    Because of our focus on pay for performance, various forms of other incentive compensation are major elements of pay for our executive officers.

Equity Incentive Plan.    We grant equity awards to our officers (including our executive officers) under our 2003 Equity Incentive Plan (the “Incentive Plan”), which was approved by our stockholders. The Incentive Plan allows us to award long-term compensation in the form of:

•	Non-qualified options to purchase shares of Company common stock

•	Qualified “incentive stock options” to purchase shares of Company common stock

•	Restricted stock shares

•	Stock appreciation rights or SARS

•	Performance shares paying out a variable number of shares depending on goal achievement

•	Performance units which involve cash payments based on either the value of the shares or appreciation in the price of the shares upon achievement of specific goals

Options—General.    Stock options represent the opportunity to purchase shares of our common stock at a fixed price at a future date. The Incentive Plan requires that the per-share exercise price of our options not be less than the fair market value of a share on the date of grant. This means that our stock options have value for our executive officers only if our common stock price appreciates from the date the options are granted and the executive officers remain employed by the Company through the vesting period. This design focuses our executive officers on increasing the value of our common stock over the long term, consistent with stockholders’ interests.

Although our Incentive Plan allows us to grant “incentive” stock options, all the options we have granted have been non-qualified options.

Restricted Stock.    Restricted stock represents the right of the participant to vest in shares of common stock upon lapse of restrictions. Restricted stock awards are subject to forfeiture during the period of restriction. Depending on the terms of the award, restricted stock may vest over a period of time subject only to the condition that the executive officer remains an employee (“time vesting”), or may be subject to additional conditions, such as the Company meeting target performance goals (“performance vesting”), or both.

Restricted stock is an incentive for retention and performance of both newly hired/promoted and continuing executive officers and other officers. Unlike options, restricted stock retains some value even if the price declines. Because restricted stock is based on and payable in stock, it serves, like options, to reinforce the identity of interests between our executive officers and our stockholders. In addition, because restricted stock has a real, current value that is forfeited if an executive officer quits, it provides a significant retention incentive.

As discussed below, we have granted restricted stock (some grants with time vesting and other grants with performance vesting).

Stock Appreciation Rights or SARS.    A stock appreciation right represents the right to receive payment in shares of common stock or, if permitted by Section 409A of the Internal Revenue Code (the “Code”) without causing the stock appreciation rights to be treated as deferred compensation, cash in an amount equal to the excess of the fair market value of the shares on the date of exercise over the fair market value of the shares at the time of grant. Each stock appreciation right is evidenced by a written stock appreciation right agreement. No cash or other consideration will be required to be paid by the plan participant to receive the cash or shares, other than the terms and conditions determined by our Board and specified in the stock appreciation right agreement. Terms and conditions of the stock appreciation rights could include the completion of a specified number of years of service or attaining certain performance goals prior to the rights subject to the award becoming vested. A plan participant holding a stock appreciation right will have none of the rights of a stockholder (including the right to receive the payment of cash dividends) until such time as shares, if any, are actually issued. Upon termination of the employment of an employee, any unvested portion of a stock appreciation right will be forfeited.

Although the Incentive Plan allows us to grant SARs, we have not done so.

Performance Shares and Performance Units.    Performance shares are an award of a variable number of shares. The number of performance shares actually earned and issued to the individual depends on Company performance in meeting prescribed goals over a defined period. This means that performance shares are issued and the award has value only to the extent the performance goals are achieved. Performance goals serve the same objectives of creating long-term stockholder value as is the case with stock options, with an additional focus on a specific financial performance metrics. In addition, performance shares may be less dilutive of stockholder interests then options of equivalent economic value.

Although the Incentive Plan allows us to grant performance shares, we have not done so.

Benefits.    In general, we cover executive officers under the benefit programs described below to provide them with the opportunity to save for retirement and to provide a safety net of protection against the loss of income that can result from termination of employment, illness, disability, or death. Apart from severance and change-of-control arrangements, the benefits we offer to our executive officers are generally the same as those we offer to our salaried employees with some variation based on industry practices and to replace benefit opportunities lost to regulatory limits.

Retirement Benefits.

401(k) Plan.    We maintain the Factory Card & Party Outlet 401(k) Plan (the “401(k) Plan”), a tax qualified defined contribution plan, for eligible employees, including but not limited to our executive officers. The plan offers a voluntary pretax salary deferral feature under Section 401(k) of the Code and a one dollar-for every three-dollar (up to 6%) contribution by the Company of a participating employee’s salary and bonus. Participants can invest their accounts in any of a selection of mutual funds offered under the 401(k) Plan.

Supplemental Incentive Savings Plan.    The Code limits tax-advantaged benefits for highly compensated officers (a category that includes all our executive officers) under the 401(k) Plan in several ways: nondiscrimination rules that restrict their deferrals and matching contributions based on the average deferrals and matching contributions of non-highly compensated employees; limits on the total dollar amount of annual additions for any employee; limits on the total annual amount of elective deferrals; and a limit on the salary and bonus used to determine benefits under the 401(k) Plan.

We adopted the Factory Card & Party Outlet Supplemental Incentive Savings Plan (the “Supplemental Plan”) to provide retirement benefits for our officers (including our executive officers) on the same basis, in proportion to pay, as we provide retirement benefits to all our salaried employees generally. Therefore, we contribute to the Supplemental Plan the difference between the amount that would have been contributed to the participants’ 401(k) Plan accounts but for the Code limitations, and the contributions actually made to their 401(k) Plan accounts. Earnings on these contributions are determined by participants’ designation of investment funds from the same group of funds that is available under the 401(k) Plan.

We do not have any pension plan or actuarial arrangements for our executive officers or any other employee.

Severance and Change-Of-Control Benefits.    We have an Executive Severance Plan (the “Severance Plan”) which covers each officer of the Company who is not party to an employment agreement with us (currently 5 officers). The purpose of the Severance Plan is to protect officers against an involuntary loss of employment, particularly after a change in control, so as to attract and retain such officers and motivate them to enhance the value of the Company. A participant in the Severance Plan who is terminated without “cause” or terminates his or her employment for “good reason” is entitled to severance pay equal to the sum of six months of salary plus the pro rata target annual bonus the participant would have been entitled to had he or she remained employed until the end of the fiscal year in which termination occurred, payable over a period of six months. In the event such termination occurs within two years after a change in control, the participant would be entitled to severance pay equal to the sum of eighteen months of salary plus pro rata target annual bonus, payable in a single lump sum payment. However, to the extent required by Section 409A of the Code, any severance payment to a participant shall not be made before six months after the participant’s termination of employment; provided that any such payment that is delayed must be deposited in a trust pending payment to participant. The participant is also entitled to a continuation of health and life insurance benefit plans (but not any disability plan or 401(k) plan) during the period of severance payments. Finally, in the event the termination occurs within two years after a change in control, all of the participant’s equity awards would become fully vested and exercisable.

The Severance Plan generally defines a “change in control” as:

•	The acquisition by any person or group of 30% or more of the beneficial interest in the equity of the Company;

•	Failure of the current Board (and members nominated by at least majority of the then-current Board members) to comprise at least a majority of the Board during any period of two consecutive years; or

•	The sale or other divestiture of all or substantially all of our assets.

We use a 30% threshold to define a change in control because in a company like ours where stock ownership is not fairly widely distributed, a single person (or group) owning 30% of the stock can exercise in practice a disproportionate control over management and its policies.

Mr. Timothy J. Benson, Vice President, Treasurer and Chief Financial Officer, is covered by the Severance Plan. Gary W. Rada, President and Chief Executive Officer, and Timothy F. Gower, Senior Vice President, Operations, are not covered by the Severance Plan as they have employment agreements with us that include severance and change of control arrangements. We describe these employment agreements beginning on pages 24.

Other Benefits.    Our executive officers receive other benefits that we provide to our full-time employees. These are:

•	Medical benefits

•	Vacation and personal days

•	Group term life insurance

•	Short-term and long-term disability protection

We also provide miscellaneous perquisites to executive officers, including a car allowance.

Determining The Form And Amount Of Compensation Elements To Meet Our Compensation Objectives

Setting Base Salaries.    Our Board, based upon the recommendations of the Compensation Committee, sets the salaries of our executive officers based on differences in individual performance, experience and knowledge, and our comparison of the responsibilities and importance of the position with us to the responsibilities and importance of similar positions at peer group companies. In making this comparison, we analyze salary ranges and pay scale information. We also consider internal equity within our Company and, when reviewing salary of executive officers, their current compensation from the Company.

Gary W. Rada (President and Chief Executive Officer) and Timothy F. Gower (Senior Vice President, Operations) each has an employment agreement with the Company. The employment agreements provide for the Company to pay the executives the following annual base salaries, subject to annual review and increases at the discretion of our Board: Mr. Rada—$420,000, and Mr. Gower—$257,000.

Jarett A. Misch (former Vice President, Controller and Chief Accounting Officer) had an employment agreement with the Company as of February 3, 2007 providing for an annual base salary of $183,000.

Our Board, upon the recommendation of Compensation Committee, approved an annual salary of the $210,000 for Mr. Benson upon his appointment as Chief Financial Officer on February 19, 2007.

Our Board, upon the recommendation of the Compensation Committee, approved the following annual salaries for Mr. Rada and Mr. Gower, effective April 1, 2007: Mr. Rada—$445,000; and Mr. Gower—$268,100.

Setting Bonuses.    For executive officers, the performance targets for annual incentive bonuses under the Bonus Plan are usually communicated to the executives in February of each year based on our annual operating plan. Payment of bonuses is based on attaining specific financial goals approved by the Board (based upon the recommendations of the Compensation Committee). For 2006, a target bonus amount was established for each executive officer as a percentage of his base salary, as shown in the table below. The target bonus percentages of base salary for our named executive officers who have employment agreements with the Company are set by their agreements, subject to annual review and increases at the discretion of our Board. The current target bonus percentages are Mr. Rada—70%, Mr. Gower, 40%, and Mr. Misch, 30%. The current target bonus percentage for Mr. Benson, who is not party to an employment agreement, is 35%. A percentage ranging from 40% (threshold or minimum) through 100% (target) to 150% (maximum) of this amount (with interpolation) is payable based on the Company’s attainment of threshold (minimum), target, or maximum results on the performance measure(s) selected by the Board.

For 2006, the performance measures consisted of two components: (a) earnings before taxes: with goals of $2,815,000 for threshold performance, $3,519,000 for target performance and $4,927,000 for maximum performance; and (b) net inventory turn: with goals of 2.25 times for threshold performance, 2.28 times for target performance and 2.34 times for maximum performance. For each of the executive officers, 80% of his target annual bonus is determined by the earnings before taxes component and the remaining 20% is determined by the net inventory turn component; provided that (a) the payment under either component may not exceed 200% of the target bonus for such component; and (b) no bonus would be payable under either component if the Company failed to achieve a minimum earnings before taxes of $2,815,000. In no event can the overall individual bonus exceed 150% of the target bonus.

The Company’s earnings before taxes for 2006, as adjusted for the purpose of the bonus calculation to exclude certain special items (the majority of which relate to a recent accounting provision) was $4,202,448 and its net inventory turns were 2.257 times. Based on these results, each of our executive officers received 148.5% of the earnings before taxes component of the annual bonus, 53.5% of the net inventory turn component of the annual bonus and approximately 129.5% of the overall bonus payment. The overall bonus payment for each of our executive officers is set forth in the table below.

Name	Target Payment as a % of Salary	Target Award (Dollar Value)	Maximum Award (Dollar Value)	Actual Award (Dollar Value)	Actual Award as a % of Salary
Gary W. Rada	70	$294,000	$441,000	$380,730	90.65
Timothy J. Benson	30	$50,100	$75,150	$64,880	38.85
Timothy F. Gower	40	$102,800	$154,200	$133,126	51.80
Jarett A. Misch	30	$54,900	$82,350	$71,096	38.85

The actual bonus paid as a result of the formula is shown in column (g) of the Summary Compensation Table on page 20.

Setting Long-Term Equity Incentive Awards.

Our Objectives.    In keeping with our commitment to provide a total compensation package that favors equity components of pay, long-term equity incentives traditionally have comprised a significant portion of an executive officer’s total compensation package.

Our Procedures.    Until April 2005, we historically made our long-term equity incentive awards in the form of stock options at the regularly scheduled meeting of our Board in April of each year. By this time, we normally have our results for the last year and our annual operating plan for the current year and we are able to set targets and goals for the current year for any performance based-awards we may grant. Making our long-term equity incentive awards early in the year lets our executive officers know what the criteria are for any performance-based long-term incentive equity awards so they can keep those goals in mind going forward. As discussed below, our Board believes that the grant of restricted stock made in January 2006 was designed to incentivize our executive officers for the period through February 2009.

Selecting the Type of Award(s).    Until 2005, our long-term equity incentives were nonqualified stock option grants. In 2005, the Compensation Committee, after consulting with Pearl Meyer & Partners, began to reconsider the equity compensation policies in light of the pending changes in accounting principles for options and the dilutive effect of option grants. In June 2005, our Board began to transition from stock option grants to restricted stock by granting to executive officers shares of restricted stock that vest 33-1/3% per year over a three year period. This grant was made as an interim component of the Company’s stock-based awards for fiscal 2005. The Compensation Committee determined to reexamine potential additional restricted stock grants later in fiscal 2005 based on the Company’s performance and the final accounting rules relating to equity grants.

The transition to restricted shares is intended to maintain our emphasis on creating long-term stockholder value, reduce stockholder dilution, effectively manage the financial cost of equity incentives, provide targeted performance incentives in lieu of the specific incentive to increase share value provided by options, and provide appropriate retention incentives. The actual choice among options, performance shares and restricted stock depends on business conditions and the competitive market for executive talent.

Determining the Amount of Award(s).    In January 2006, our Board, based upon recommendations of the Compensation Committee, granted to our named executive officers an aggregate of 28,500 shares of restricted stock. The shares are subject to performance vesting as follows: (a) 50% if the Company achieves a return on invested capital (ROIC) at least 12.5% but less than 13.0% for any rolling 12 consecutive-month period beginning after January 28, 2006 and ending on or before the earlier of (i) a specified change of control or (ii) February 2, 2009; (b) 75% if the ROIC for any such period is at least 13.0% but less than 13.5%; and (c) 100% if the ROIC for any such period is 13.5% or above. In addition, subject to certain exceptions such as death, disability, etc., the recipient of the restricted stock must remain employed by the Company during the period the Company achieves the specified ROIC performance. In the event that the Company does not achieve the specified ROIC performance on or prior to the earlier of (a) a specified change of control or (b) February 2, 2009, the shares of restricted stock will be forfeited. When awarding long-term equity incentives, we consider each executive officer’s level of responsibility, prior experience, historical award data, various performance criteria and compensation practices at our peer group companies.

In recommending this grant to our Board, the Compensation Committee considered, among other things, the relative value of restricted stock compared to stock options, the interim grant of restricted stock to executive officers in June 2005 and the accounting treatment for the equity grant. Our Board determined that this grant was designed to provide additional incentives to the executive officers during the three-year period ending February 2, 2009.

Our Board believes that the grant of restricted stock with performance vesting provides additional incentives to our executive officers to: (a) positively drive short-term and long-term earnings performance; (b) achieve the Company’s previously announced 13.5% return on invested capital goal; and (c) make a long-term career at the Company.

Determining Option Timing and Exercise Price.    As discussed above, our Incentive Plan requires that the exercise price for any option must be at least equal to 100% of the fair market value of a share on the date the option is granted. It specifies that the date an option is granted to an executive officer is the day on which the Board or Compensation Committee acts to grant the option. In addition, the Incentive Plan stipulates that fair market value is the closing sale price of shares of Company common stock on the principal securities exchange on which they are traded. We follow these requirements in setting the exercise price, which is therefore the grant date closing price.

Other Matters.

Adjustment or Recovery of Payments.    We do not have a formal policy for adjusting or recovering payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under Section 304 of the Sarbanes-Oxley Act, if the Company’s financials must be restated as a result of misconduct, then our the chief executive officer and chief financial officer must repay bonuses, incentive-based compensation, equity based compensation, and stock sale profits if received during the 12-month period following the initial filing of the financials. If this situation occurs we would expect to recover such awards. In other events we would review the situation in light of the responsibility of the individuals involved and the extent to which the award or payment to individuals not responsible nevertheless represented appropriate compensation for their services.

Tax, Accounting and Regulatory Considerations.    We take tax, accounting, and regulatory requirements into consideration in choosing the particular elements of our compensation and in the procedures we use to set and pay those elements. As discussed above in connection with setting the type of long-term equity incentive awards, the financial statement presentation of options prior to 2006 compared to other equity awards played a part in our selection of long-term equity compensation vehicles.

We want to pay compensation in the most tax-effective manner reasonably possible and therefore also take tax considerations into account. We consider the requirements of Sections 162(m) and 409A of the Code. Section 162(m) provides that compensation in excess of $1,000,000 annually for any of the five most highly-paid executive officers will not be deductible for purposes of U.S. corporate income taxes unless it is “performance based” compensation and is paid pursuant to a plan and procedures meeting certain requirements of the Code. Our Bonus Plan and the Incentive Plan are designed in a form so that eligible payments under those plans will qualify as deductible performance-based compensation. Since we want to promote, recognize and reward performance which increases stockholder value, we rely heavily on performance-based compensation programs which will normally meet the requirements for “performance-based compensation” under Section 162(m). However, we may pay compensation that does not satisfy the requirements of Section 162(m) if we believe that it is in the best overall interests of the Company.

Section 409A provides that deferred compensation (including certain forms of equity awards) are subject to additional income tax and interest unless it is paid pursuant to a plan and procedures meeting certain requirements of the Code. Our Bonus Plan, Incentive Plan, Supplemental Plan, Severance Plan and employment agreements with our executive officers have been revised to conform to these new requirements.

Stock Ownership Guidelines.    In 2006, we adopted stock ownership guidelines for our directors. These guidelines provide for all directors to own at least 4,000 shares of the common stock prior to May 1, 2007. In light of the historical significant stock ownership of our executive officers, we have not adopted a policy for our executive officers.

SUMMARY COMPENSATION TABLE

The table below sets forth the cash and non-cash compensation for the last fiscal year awarded to or earned by our named executive officers.

Name And Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)	All Other Compensation ($)(1)(i)	Total ($)(j)
Gary W. Rada, President and Chief Executive Officer	2006	$420,000	$0	$0	$0	$380,730	$17,653	$818,383

Timothy J. Benson, Vice President, Treasurer and Chief Financial Officer(2)	2006	$167,000	$0	$0	$0	$64,880	$6,729	$238,609

Timothy F. Gower, Senior Vice President, Operations	2006	$255,847	$0	$0	$0	$133,126	$12,831	$401,804

Jarett A. Misch, Former Vice President, Controller and Chief Accounting Officer(3)	2006	$183,000	$0	$0	$0	$71,096	$6,790	$260,886

The salary, stock awards and non-equity incentive plan (Bonus Plan) and other compensation are described more fully throughout the CD&A section. We set each of base salary and annual bonus and long-term equity incentives separately in light of our evaluation of the competitive situation, the named executive officer’s performance and experience, the levels of those compensation elements of peer companies and the total compensation package for the named executive officer. That process determines the mix of base salary, annual bonus and long-term incentives for each of our executive officers. Our policy is to target executive officers’ base salary and annual bonus to be at about the 70th percentile of our peer group companies.

(1)	The compensation reported represents contributions to the 401(k) Plan, the Supplemental Plan and car allowances.
(2)	Mr. Benson was appointed Vice President, Treasurer and Chief Financial Officer on February 19, 2007. In connection with such appointment, Mr. Benson’s annual base salary was set at $210,000 and his cash bonus under the Bonus Plan was established as between 40% and 150% of his target bonus of 35% of his annual salary.
(3)	Mr. Misch resigned on February 16, 2007. See “Separation Agreement with Jarett A. Misch” on page 27.

GRANTS OF PLAN-BASED AWARDS

Name(a)	Grant Date (b)	Estimated Future Payout Under Non-Equity Incentive Plan Awards; Threshold (c)	Estimated Future Payout Under Non-Equity Incentive Plan Awards; Target (d)	Estimated Future Payout Under Non-Equity Incentive Plan Awards; Maximum (e)	All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	All Other Option Awards: Number Of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/Sh) (k)
Gary W. Rada	1/31/06	$117,600	$294,000	$441,000	9,000	—	—
Timothy J. Benson	1/31/06	$20,040	$50,100	$75,150	6,000	—	—
Timothy F. Gower	1/31/06	$41,120	$102,800	$154,200	7,500	—	—
Jarett A. Misch	1/31/06	$21,960	$54,900	$82,350	6,000	—	—

The grant date set forth in the table above refers to the date our Board, based upon recommendations of the Compensation Committee, approved our Bonus Plan for 2006 and granted the restricted stock awards listed in column (i) of the table.

Threshold, target and maximum awards under non-equity incentive compensation plans refer to the awards under our Bonus Plan for 2006. A description of the performance-based conditions and criteria potential for determining amounts payable with respect to the Bonus Plan for 2006 are contained in the CD&A. The actual bonus paid under the Bonus Plan for 2006 is shown in column (g) of the Summary Compensation Table on page 20.

The stock awards consisted of restricted stock grants that are subject to performance vesting as follows: (a) 50% if we achieve a return on invested capital (ROIC) of at least 12.5% but less than 13.0% for any rolling 12 consecutive-month period beginning after January 28, 2006 and ending on or before the earlier of (i) a specified change of control and (ii) February 2, 2009; (b) 75% if the ROIC for any such period is at least 13.0% but less than 13.5%; and (c) 100% if the ROIC for any such period is 13.5% or above. The restricted stock grants are forfeited in the event the ROIC targets are not achieved prior to a change of control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($)(e)		Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1](j)
Gary W. Rada	28,000 36,000 34,000 50,000		$ $ $ $	11.90 6.38 2.75 3.76	4-14-2014 7-16-2013 1-28-2013 4-23-2012			9,000 2,000	$ $	76,410 16,980

Timothy J. Benson	3,000 4,000 1,000		$ $ $	11.90 6.38 3.76	4-14-2014 7-16-2013 4-23-2012			6,000 1,500	$ $	50,940 12,735

Timothy F. Gower	12,000 16,000 12,000 30,000		$ $ $ $	11.90 6.38 2.75 3.76	4-14-2014 7-16-2013 1-28-2013 4-23-2012			7,500 1,334	$ $	63,675 11,326

Jarett A. Misch	3,000 4,000 2,200		$ $ $	11.90 6.38 3.76	4-14-2014 7-16-2013 4-23-2012			6,000 1,834	$ $	50,940 15,571

(1)	Based upon the closing price of the Common Stock on February 2, 2007 ($8.49 per share)

OPTION EXERCISES AND STOCK VESTED

Name(a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
Gary W. Rada	0	0	1,000	$7,620
Timothy J. Benson	0	0	750	$5,780
Timothy F. Gower	0	0	666	$5,074
Jarett A. Misch	0	0	916	$7,067

NONQUALIFIED DEFERRED COMPENSATION

Name(a)	Registrant Contributions in Last FY ($)(c)	Aggregate Earnings In Last FY ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)
Gary W. Rada	$5,606	$7,501	$0	$27,866
Timothy J. Benson	$0	$0	$0	$0
Timothy F. Gower	$783	$1,329	$0	$7,691
Jarett A. Misch	$0	$0	$0	$0

We adopted the Plan to provide retirement benefits for our officers (including executive officers) on the same basis, in proportion to pay, as we provide retirement benefits under our 401(k) Plan to all other qualified employees. We contribute to the Supplemental Plan the difference between the amount that would have been contributed to their 401(k) Plan accounts but for the Code limitations, and the contributions actually made to their 401(k) Plan accounts. At the time an executive officer becomes a participant, he elects whether distribution will occur on a designated date, or upon termination of employment or a designated date thereafter. Executive officers do not make contributions to the Supplemental Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Vesting or Payment of Benefits on Retirement, Disability or Death.

Bonus Plan.    Bonuses under the Bonus Plan may be payable in part on certain terminations of employment. Generally, no bonus is paid if employment terminates before the last day of the fiscal year. However a pro rata bonus, based on the time the executive officer is actually employed during the fiscal year, is payable if termination of employment occurs by retirement, death or disability. The Company treats any termination of employment other than for cause after age 63, or after age 55 with 15 years of service, as “retirement” for this purpose. If the retirement, death or disability of an executive officer had occurred on the last business day of fiscal 2006, the pro-rata bonus would be the entire bonus in the same amount as shown in column (g) of the Summary Compensation Table above.

Incentive Plan.    Generally awards under the Incentive Plan are forfeited if employment terminates before the vesting date provided in the applicable award agreement. However, the award agreements provide that upon termination of employment for death, retirement, or disability awards will continue to vest for one year, subject to the performance metrics if applicable.

Change of Control Benefits for Executive Officers.

We have an employment agreement with each of Mr. Rada, and Mr. Gower and had an employment agreement with Mr. Misch1 as of February 3, 2007. The agreements with Messrs. Rada and Gower provide for the continued employment of each in his present capacity with the Company through April 8, 2009 for Mr. Rada and April 7, 2008 for Mr. Gower, provided that such term is automatically extended for subsequent one-year terms unless either the executive officer or the Company give written notice to the other of a desire not to extend at least 60 days prior to the end of the initial term or any additional term, as applicable. The agreements also provide for severance benefits to be paid. Upon certain types of terminations of employment, whether before or after a change in control, Mr. Benson, who is not a party to an employment agreement with the Company, is entitled to the benefits of the Severance Plan discussed on page 18.

Severance Payments.    Under the terms of the employment agreements with Mr. Rada and Mr. Gower, if the executive officer is terminated “without cause” or resigns with “good reason” during the term, he is entitled to receive: (1) any accrued and unpaid salary and bonus and a prorated bonus in respect of the fiscal year in which termination occurs, calculated at the executive officer’s target bonus level; (2) a severance payment, payable in cash in equal installments over the Severance Period (as defined below) (or in a lump sum payment upon a change of control), equal to the quotient obtained by dividing the number of days in the Severance Period by 365 times the sum of (x) the executive officer’s then current annual base salary and (y) the executive officer’s target bonus; (3) full acceleration of vesting on stock options, restricted stock (other than those with performance vesting) and any other awards under any equity based incentive arrangement; and (4) continuation of medical and health benefits for the executive officer, his spouse and other dependents for the Severance Period. The Severance Plan period for Mr. Rada is the greater of 18 months or the remainder of the term; provided that such period shall be 36 months if Mr. Rada is terminated without “cause” or resigns for “good reason” after a change of control. The Severance Period for Mr. Gower is the greater of 12 months or the remainder of the term; provided that such period shall be 18 months if such executive is terminated without “cause” or resigns for “good reason” after a change of control.

The severance payments under Mr. Misch’s employment agreement, which was terminated in connection with the Separation Agreement described below, provided for severance payments substantially similar to those provided to Mr. Gower.

[1]

Mr. Misch resigned as an officer of the Company pursuant to a Separation Agreement dated as of February 16, 2007. The actual separation benefits for Mr. Misch pursuant to the Separation Agreement, superseding his employment agreement, are described under “Separation Agreement with Jarett A. Misch” on page 27.

A “change of control” is defined in the employment agreements in substantially the same way as in the Severance Plan, described in the Compensation Discussion and Analysis above on page 16, except that the employment agreements add as change of control events:

•	a merger or consolidation of the Company without 75% stockholder continuity of interest (excluding certain recapitalizations), and

•	stockholder approval of a plan of complete liquidation.

The employment agreements also provide that the Company will pay an amount necessary to reimburse each executive officer on an after-tax basis, for any excise tax due under Section 4999 of the Code as a result of such payment constituting a “parachute payment” under Section 280G of the Code. Finally, to the extent required by Section 409A of the Code, any severance payment to an executive officer shall not be made before six months after the executive officer’s termination of employment; provided that any such payment that is delayed must be deposited in a trust pending payment to the executive officer.

The additional benefits provided upon certain terminations after a change in control are intended to assure the retention and performance of the executive officers if a change in control of the Company is pending or threatened. Specifically, for termination of employment by the Company without “cause” or by the executive officer with “good reason,” the additional Severance Period after a change in control is designed to reduce the dissatisfaction of our executive officers that might otherwise arise from the personal uncertainty caused by a change in control, to encourage the executive officer’s full attention and dedication to the Company and to provide the executive officer with competitive compensation and benefits following a change in control. The Severance Period for each executive officer is set at a period intended to cover the period it might take an executive officer to find competitive employment and to avoid giving the post-change Company a financial incentive to avoid severance obligations by keeping an executive officer employed in an unproductive capacity until his entitlement to these benefits expires. The provision for vesting and payment is intended to avoid the risk of potential nonpayment by the post-change Company. Finally, the continuation of benefits for Severance Period is intended to cover the period that it might take an executive officer to find employment providing comparable benefits and to cushion the executive officer and his family against the possibility that no subsequent employment would provide comparable benefits.

The applicable amounts of these benefits and the other benefits, described here are shown in the table herein for each executive officer.

Applicable Restrictive Covenants.    In exchange for the above benefits, the employment agreements impose certain obligations on the executive officer that apply during employment (before or after a change of control) and after any termination of employment, including terminations of employment before any change of control happens, and regardless of the reason for termination of employment. These are an obligation to maintain the confidentiality of Company confidential information, not to engage directly or indirectly in competition with the Company, and not to solicit employees, customers, vendors and suppliers away from the Company or otherwise interfere with the Company’s employee, customer, vendor and supplier relationships. A competing business includes any business or entity (a) engaged in the operation of retail stores for the primary purpose of selling greeting cards, gift wrap and party supplies and which operates such retail stores in any market in which the Company is operating a retail store at the time of the executive officer’s termination of employment, or a market into which the executive officer knows the Company is intended to enter or (b) engaged in the primary business of the manufacture and distribution of greeting cards, gift wrap and party supplies. The executive officer agrees that these covenants may be specifically enforced against him by injunction.

Tabular Disclosures of Potential Benefits Paid or Provided Upon Change in Control.    The following tables tally the benefits that would be paid or provided for each of the named executive officers if a change of control and a without “cause” or “good reason” termination, a voluntary resignation without “good reason”, or a termination for “cause”, occurred on February 3, 2007, the last business day of our fiscal 2006 year, apply the closing price of Company stock on that day (which was $8.49 per share), but do not include the value of previously vested equity awards as disclosed in the table of Outstanding Equity Awards at Fiscal Year End where such payment or benefit is not enhanced in vesting or its vesting not accelerated in connection with the triggering event. Cost of outplacement is estimated based on the named executive officer’s base compensation and the outplacement arrangements the Company currently has in effect. For purposes of the Section 4999 gross-up, the amount in the table is based on the assumptions of an excise tax rate of 20%, a marginal federal income tax rate of 35.0%, a 1.45% Medicare tax rate, state income tax rate applicable to the named executive officer, and the assumption that no value will be attributed to the named executive officer’s non-competition covenant. The value of health plan benefits is based upon the current cost of such benefits to the Company in light of the coverage options elected and assumes that the executive officers will continue paying applicable employee (or retiree) premiums for such coverage for the maximum period permitted by the Agreement. The table also assumes that the named executive officer will not incur legal fees or related costs in enforcing his rights under his employment agreement or the Severance Plan, as applicable.

CHANGE OF CONTROL BENEFITS—GARY W. RADA

	Voluntary Termination	For Cause Termination	Change in Control
Bonus	$631,000	$ 0	$882,000
Equity award vesting
Options	$0	Cancelled	$0
Restricted Stock	$16,980	Cancelled	$16,980
Severance payment	$902,000	Cancelled	$1,260,000
Payment of 401(k) Forfeiture	$0	$ 0	$0
Outplacement	$21,000	Cancelled	$42,000
Benefit plan continuation
Medical (including dental)	$4,454	Cancelled	$8,909
Disability	$0	Cancelled	$0
Life insurance	$0	Cancelled	$0
Excise tax gross-up	$0	$ 0	$800,711

CHANGE OF CONTROL BENEFITS—TIMOTHY J. BENSON

	Voluntary Termination	For Cause Termination	Change in Control
Bonus	$0	$ 0	$0
Equity award vesting
Options	$0	Cancelled	$0
Restricted Stock	$0	Cancelled	$12,735
Severance payment	$83,000	Cancelled	$251,000
Payment of 401(k) Forfeiture	$0	$ 0	$0
Outplacement	$7,000	Cancelled	$21,000
Benefit plan continuation
Medical (including dental)	$4,193	Cancelled	$12,579
Disability	$0	Cancelled	$0
Life insurance	$277	Cancelled	$832
Excise tax gross-up	$0	$ 0	$0

CHANGE OF CONTROL BENEFITS—TIMOTHY F. GOWER

	Voluntary Termination	For Cause Termination	Change in Control
Bonus	$113,000	$ 0	$194,000
Equity award vesting
Options	$0	Cancelled	$0
Restricted Stock	$11,326	Cancelled	$11,326
Severance payment	$283,000	Cancelled	$486,000
Payment of 401(k) forfeiture	$0	$ 0	$0
Outplacement	$16,000	Cancelled	$28,000
Benefit plan continuation
Medical (including dental)	$6,243	Cancelled	$12,486
Disability	$0	Cancelled	$0
Life insurance	$0	Cancelled	$0
Excise tax gross-up	$0	$ 0	$0

CHANGE OF CONTROL BENEFITS—JARETT A. MISCH

	Voluntary Termination	For Cause Termination	Change in Control
Bonus	$64,000	$ 0	$82,000
Equity award vesting
Options	$0	Cancelled	$0
Restricted Stock	$15,571	Cancelled	$15,571
Severance payment	$213,000	Cancelled	$275,000
Payment of 401(k) Forfeiture	$0	$ 0	$0
Outplacement	$16,000	Cancelled	$21,000
Benefit plan continuation
Medical (including dental)	$10,040	Cancelled	$12,909
Disability	$0	Cancelled	$0
Life insurance	$0	Cancelled	$0
Excise tax gross-up	$0	$ 0	$0

Separation Agreement with Jarett A. Misch.    We entered into a Separation Agreement dated as of February 16, 2007 (the “Separation Agreement”) with Mr. Jarett A. Misch, our former Chief Accounting Officer, pursuant to which Mr. Misch resigned all of his positions as an officer and employee of the Company. Pursuant to the Separation Agreement, we agreed to pay Mr. Misch a gross amount of $269,891, minus customary payroll deductions, as follows: (i) $118,935 on the six month anniversary of the Separation Agreement; and (ii) the remaining $150,956 paid in equal installments in accordance with our payroll practices over the period commencing on the sixth month anniversary and ending on April 7, 2008; provided that immediately prior to a change of control, any remaining payments would be paid in a single lump sum payment. Mr. Misch will also be entitled to continued participation in the our health and medical benefit plans through April 7, 2008 unless he becomes eligible under comparable plans prior to that date. We also accelerated the vesting of all unvested stock options and restricted stock (other than performance shares) held by Mr. Misch and extended the exercise period of all stock options held by Mr. Misch, which would have expired 90 days after termination of Mr. Misch’s employment, until 225 days after the date of the Separation Agreement.

In connection with the Separation Agreement, Mr. Misch agreed to serve as a consultant of the Company for one month, and we have agreed to pay Mr. Misch $15,250 for such service. The Separation Agreement also contains mutual releases and confidentiality and non-compete provisions.

DIRECTOR COMPENSATION

Name(a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)[1](c)	All Other Compensation ($)(g)	Total ($)(h)
Mone Anathan	$20,625	$4,100	$9,500	$34,225
Richard E. George	$60,000	$0	$16,500	$76,500
Ben Evans	$34,500	$0	$17,000	$51,500
Peter M. Holmes	$27,500	$0	$15,500	$43,000
Martin G. Mand	$32,500	$0	$14,500	$47,000
Patrick W. O’Brien	$27,500	$0	$18,000	$45,500
Gary W. Rada	$0	$0	$0	$0
Robert S. Sandler	$27,500	$0	$16,500	$44,000

Directors who are officers of the Company do not receive any additional compensation for their services as directors. Non-employee directors of the Company receive the following compensation:

•	a quarterly retainer of $6,875;

•	a fee of $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone;

•

a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephone, in each case only if the committee met on a day other than a day on which the Board met; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

The Chairman of the Audit Committee and the Compensation Committee each receive an additional quarterly fee of $1,750 and $1,250, respectively. The Chairman of the Board receives an additional $8,125 per quarter.

Non-employee directors participate in one equity compensation plan of the Company, the 2002 Non-Employee Directors Stock Option Plan. Our Board has a policy for the annual grant of non-qualified stock options to purchase 5,000 shares of the Company’s Common Stock to continuing non-employee directors. All options granted to such directors will have an exercise price equal to 100% of the fair market value on the date of grant and will vest over a three-year period from the grant date. For the 2006 fiscal year, the Board waived this policy and determined it would not issue any options to members of the Board of Directors.

Additionally, our Board has a policy that the Non-Executive Chairman of the Board will receive at the same time additional non-qualified stock options in the amount of 5,000 shares, which options will have the same exercise price and will also vest over a three-year period from the grant date. For the 2006 fiscal year, the Board also waived this policy and did not issue any additional options to the Non-Executive Chairman.

[1]

The number of option awards outstanding at the end of the last completed year for each Director is as follows: 5,000 for Mr. Anathan, 40,000 for Mr. George, 33,000 for Mr. Evans, 30,000 for Mr. Holmes, 33,000 for Mr. Mand, 25,000 for Mr. O’Brien, 148,000 for Mr. Rada, and 32,500 for Mr. Sandler.

COMPENSATION COMMITTEE REPORT

On behalf of the Board of Directors, the Compensation Committee of the Board of Directors oversees the Company’s compensation programs. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, and its proxy statement on Schedule 14A filed in connection with the Company’s 2006 Annual Meeting of Stockholders.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such laws.

COMPENSATION COMMITTEE

Martin G. Mand, Chairperson

Peter Holmes

Robert S. Sandler

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Approved by Stockholders

2003 Equity Incentive Plan.    The Board of Directors adopted the 2003 Equity Incentive Plan (the “Incentive Plan”) on January 27, 2003 and the Plan was approved by stockholders at the 2003 annual meeting of stockholders. As of May 15, 2007, 112,285 shares are available for issuance under the Incentive Plan. A copy of the Incentive Plan was filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2003.

The Compensation Committee of the Board has the authority to administer the Incentive Plan and has complete discretion, subject to the provisions of the Incentive Plan, to authorize stock options (including incentive stock options, and reload options), stock appreciation rights, restricted shares, dividend equivalents, performance units, performance shares and other stock-based awards. The maximum number of shares of Common Stock of the Company available for delivery in settlement of awards is 500,000. The Incentive Plan provides for awards to employees, potential employees, officers and potential officers of the Company or an affiliate. The Incentive Plan may be amended or terminated by the Board without further stockholder approval, unless such approval of an amendment is required by law or regulation. Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on January 27, 2013.

Equity Compensation Plans Not Approved by Stockholders

2002 Stock Option Plan.    The Board of Directors ratified the 2002 Stock Option Plan (the “Employee Plan”) on April 23, 2002. As of May 15, 2007, 22,484 shares are available for issuance under the Employee Plan. A copy of the Plan was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K dated April 8, 2002.

The Compensation Committee of the Board, and the Board itself, have separate but concurrent authority to administer the Employee Plan and have complete discretion, subject to the provisions of the Employee Plan, to authorize non-qualified stock option grants under the Employee Plan. The maximum number of shares of Common Stock available for issuance over the term of the Employee Plan may not exceed 333,334 shares. Officers and other employees of the Company and its subsidiaries are eligible to participate in the Employee Plan. Non-qualified options may be granted under the Employee Plan at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years. The Board may amend or modify the Employee Plan in any or all respects, subject to any required stockholder approval. The Board may terminate the Employee Plan at any time, and the Employee Plan will in all events terminate on the tenth anniversary of the date the Plan was adopted by the Board.

2002 Non-Employee Directors Stock Option Plan.    The Board of Directors adopted the 2002 Non-Employee Directors Stock Option Plan (the “Director Plan”) on April 23, 2002. As of May 15, 2007, 8,334 shares are available for issuance under the Director Plan. A copy of the Director Plan was filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2002.

The Board of Directors has the authority to grant non-qualified stock options under the Director Plan. The maximum number of shares of Common Stock available for issuance over the term of the Director Plan may not exceed 300,000 shares. Directors who are not officers or employees of the Company are eligible to participate in the Director Plan. Non-qualified options may be granted under the Director Plan at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. The Board may amend or modify the Director Plan in any or all respects, subject to any required stockholder approval. The Board may terminate the Director Plan at any time, and the Director Plan will terminate on the tenth anniversary of the date the Plan was adopted by the Board.

Summary Table

The following table sets forth information regarding equity compensation plans under which equity securities of the Company were authorized for issuance as of May 15, 2007.

Equity Compensation Plans

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	254,551		$8.80	112,285
Equity compensation plans not approved by stockholders(2)	449,300	(3)	$5.60	30,818	(4)

Total	703,851		$6.75	143,103

(1)	Represents shares of common stock issuable upon exercise of outstanding options granted under the Incentive Plan.
(2)	Represents shares of common stock issuable upon exercise of outstanding options granted under the Employee Plan and the Director Plan.
(3)	Includes 212,800 outstanding options for common stock pursuant to the Employee Plan and 236,500 outstanding options for common stock pursuant to the Director Plan.
(4)	22,484 options remain available for issuance pursuant to the Employee Plan and 8,334 options remain available for issuance pursuant to the Director Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Company’s Compensation Committee.

STOCK PERFORMANCE GRAPH

The information contained in this graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Company’s Common Stock has traded on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers, under the symbol “FCPO.OB” from May 30, 2002 through November 17, 2003. On November 18, 2003 the Company began trading on the NASDAQ National Market under the ticker symbol FCPO.

The following graph compares for the period from February 1, 2003 through February 3, 2007 (a) the total stockholder return on the Company’s Common Stock with (b) the total return on the common equity of all domestic issuers traded on the Nasdaq National Market and Nasdaq SmallCap Market (“NASDAQ Market Index,” ticker IXIC) and (c) the total return on the common equity of all domestic issuers comprising the S&P Retail Index (“Retail Index,” ticker RLX). The total return for the Company’s Common Stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each period.

	February 1, 2003	January 31, 2004	January 29, 2005	January 28, 2006	February 3, 2007
Factory Card & Party Outlet	100	436	416	291	309
Retail Index	100	148	169	182	208
Nasdaq Market Index	100	156	154	174	187

PROPOSAL TWO

RATIFICATION AND APPROVAL OF APPOINTMENT OF

INDEPENDENT AUDITORS

McGladrey & Pullen LLP has served as the Company’s independent auditors since October 23, 2006 and has been appointed by the Board to continue as the Company’s independent auditors for the Company’s fiscal year ending February 2, 2008. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its selection of auditors.

On October 23, 2006, the Company engaged the accounting firm of McGladrey & Pullen, LLP to serve as the Company’s independent public accountants and to audit the Company’s financial statements beginning with fiscal year ending February 3, 2007. The Company’s Board of Directors approved the appointment of McGladrey & Pullen, LLP. The Company amicably concluded its relationship with its former independent public accountant, Deloitte & Touche LLP, effective with the appointment of McGladrey & Pullen, LLP. The Company’s Board of Directors approved both the appointment of McGladrey & Pullen, LLP and the conclusion of its relationship of Deloitte & Touche LLP.

During the two most recent fiscal years and the subsequent interim period through October 23, 2006, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

There were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-K occurring within the Company’s two most recent fiscal years and the subsequent interim period ending October 23, 2006.

During the Company’s two most recent fiscal years and through October 23, 2006, the period prior to the engagement of McGladrey & Pullen, LLP, neither the Company nor anyone on its behalf consulted McGladrey & Pullen, LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. Further, McGladrey & Pullen, LLP has not provided written or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues.

A representative of McGladrey & Pullen LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

The Company has been informed by McGladrey & Pullen LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company. During the Company’s fiscal year ended February 3, 2007 and January 28, 2006, the Company incurred the following aggregate fees for services performed by McGladrey & Pullen LLP and Deloitte & Touche LLP.

The following table presents: (a) fees for professional services rendered by McGladrey & Pullen LLP and Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2006 and by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2005; and (b) fees billed for audit-related services, tax services and all other services rendered by McGladrey & Pullen LLP and Deloitte & Touche LLP for fiscal 2006 and by Deloitte & Touche LLP fiscal 2005.

	Fees ($)
Services Rendered	2006	2005
Audit services(1)	342,311	291,000
Audit-related services(2)	17,820	26,535
Tax services(3)	70,760	52,350

(1)

Includes professional services for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings, services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings or engagements and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Includes fees associated with tax compliance, tax advice and domestic tax planning. This category includes fees relating to other services related to tax disclosure and filing requirements.

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent auditors. The Audit Committee may either pre-approve such services based on the amount of fees associated with such services without consideration of specific case-by-case services (“general approval”) or pre-approve specific services (“specific pre-approval”). Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors is best positioned to provide the most effective and efficient services, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the services enhance the Company’s ability to manage or control risks and improve audit quality.

All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee must be supported by detailed back-up documentation regarding the specific services rendered. Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by either the independent auditors or Company management and must include a joint statement from both the independent auditors and Company management as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee has designated the Chief Financial Officer to monitor the services provided by the independent auditors, to determine whether such services are in compliance with the pre-approval policy and to report the results of such monitoring to the Audit Committee on a periodic basis.

The Audit Committee has determined that the provision of non-audit services to the Company by McGladrey & Pullen LLP was compatible with maintaining the independence of McGladrey & Pullen LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION AND APPROVAL OF THE APPOINTMENT OF

MCGLADREY & PULLEN LLP AS THE COMPANY’S INDEPENDENT

AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 2, 2008

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended February 3, 2007, which include the consolidated balance sheets of the Company as of February 3, 2007 and January 28, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the 53 weeks ended February 3, 2007 and 52 weeks ended January 28, 2006 and the notes thereto.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Auditors

The Audit Committee has discussed with McGladrey & Pullen LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 3, 2007 for filing with the Securities and Exchange Commission. The Committee has selected, subject to stockholder approval, McGladrey & Pullen LLP as the Company’s independent auditors for the fiscal year ending February 2, 2008.

MEMBERS OF THE AUDIT COMMITTEE

Ben Evans (Chairman)

Mone Anathan

Patrick O’Brien

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to submit a proxy by telephone, Internet, or by returning the accompanying proxy card in the enclosed envelope.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely for the annual meeting of stockholders to be held in 2008, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company, at the principal executive offices of the Company, between March 1, 2008 and April 1, 2008. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the class and number of shares of the Company which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2008 must be received by the Company not later than February 28, 2008 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, FACTORY CARD & PARTY OUTLET CORP., 2727 DIEHL ROAD, NAPERVILLE, ILLINOIS 60563-2371, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON REQUESTING A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Timothy J. Benson

Secretary

June 12, 2007

Naperville, Illinois

Exhibit A

FACTORY CARD & PARTY OUTLET CORP.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements, including rules of the Securities and Exchange Commission (the “Commission”) and the NASDAQ. The Committee shall also review and approve affiliated (or related) party transactions.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence requirements of the NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or meet such other standard required by applicable law (including Commission and NASDAQ rules). At least one member of the Audit Committee shall be a “audit committee financial expert” as defined by the Commission and “financially sophisticated” as defined by the NASDAQ rules. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.    Review and discuss with management and the independent auditor, prior to filing or public disclosure of, the annual audited financial statements, including disclosures made in management’s discussion and analysis, the results of the independent auditor’s audit of the annual financial statements, the selection, application and disclosure of critical accounting policies and practices used and any management certification thereto; and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.    Review and discuss with management and the independent auditor, prior to filing or public disclosure of, the Company’s interim financial information, earnings press releases and quarterly financial statements included in the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements, the selection, application and disclosure of critical accounting policies and practices used and any management certification thereto.

3.    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4.    Review with management, the independent accountants on a continuing basis:

(a)	the adequacy and integrity of the Company’s system of auditing and accounting procedures;

(b)	the Company’s financial reporting processes, both internal and external;

(c)    the adequacy of the Company’s system of internal controls, including any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

(d)    the Company’s disclosure controls and procedures;

(e)    the disclosure regarding internal controls and disclosure controls and procedures required by SEC rules to be contained in the Company’s periodic reports; and

(f)    the attestations or reports relating to such disclosure, including the Company’s internal controls report and the independent auditor’s attestation of the report prior to filing of the Company’s Form 10-K.

5.    Review and discuss quarterly reports from the independent auditors on:

(a)    All critical accounting policies and practices to be used.

(b)    All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)    Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.    Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

7.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit (including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management) and any additional matters required to be communicated to the Audit Committee, including the independent auditor’s judgment about such matters as the quality (not just the acceptability) of the Company’s accounting practices.

10.    Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.    Prepare a report to be included in the Company’s proxy statement for each annual meeting that discloses whether the Audit Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed Statement on Auditing Standards No. 61 (“SAS 61”) (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with the independent accountants; and (iii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

Oversight of the Company’s Relationship with the Independent Auditor

12.    Review and evaluate the lead partner of the independent auditor team.

13.    Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

14.    Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and the audit committee’s responsibility for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

15.    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

16.    Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

17.    Approve the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

18.    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

19.    Review the appointment and replacement of the senior internal auditing executive.

20.    Review the significant reports to management prepared by the internal auditing department and management’s responses.

21.    Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

22.    Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

23.    Obtain reports from management, the Company’s senior internal auditing officer and the independent auditor that the Company and its subsidiary are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated (or related) party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

24.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25.    Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

26.    Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Exhibit B

FACTORY CARD & PARTY OUTLET CORP.

CHARTER OF THE

COMPENSATION COMMITTEE

OF THE

BOARD OF DIRECTORS

The Board of Directors of Factory Card & Party Outlet Corp. (the “Company”) hereby establishes the Compensation Committee (the “Committee”) with authority, responsibility, and specific powers as described below.

Composition

The Committee shall have three members. Each member of the Committee shall (a) be a member of the Board of Directors, (b) be independent, as such term is defined by SEC and Nasdaq rules, and (c) be a “disinterested person” within the meaning of Rule 16b-3 (“Rule 16b-3”) of the General Rules and Regulations under the Securities Exchange Act of 1934 with respect to all employee benefit plans of the Company subject thereto. One of the members shall be appointed Chairman of the Committee by the Board of Directors.

Authority

The Committee shall make recommendations to the Board of Directors regarding the compensation for the Company’s officers and directors, administer the stock option plans adopted by the Company (the “Stock Option Plans”), oversee all of the Company’s employee benefit plans and perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities hereunder. The Committee may delegate any functions and powers to the Chief Executive Officer of the Company or any other officer or employee of the Company if, in the exercise of its judgment, the Committee determines that such delegation is necessary or appropriate, unless such delegation would be contrary to (a) the intent of the Board of Directors expressly set forth in its resolutions, (b) the Bylaws and Certificate of Incorporation of the Company, or (c) the Delaware General Corporation Law.

Meetings

The Committee is to meet as many times as the Committee deems necessary. Meetings for the consideration of pertinent matters may be requested by the Chairman of the Board, the Chief Executive Officer or the President of the Company, the Chairman of the Committee, or by any member of the Committee by request to the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum at any meeting.

Attendance

As necessary or desirable, the Chairman of the Committee may request that the members of management or independent consultants be present at the meetings of the Committee.

Minutes

The Committee shall keep regular minutes of each meeting and send a copy of the minutes to members of the Committee and to the members of the Board of Directors who are not members of the Committee.

Responsibilities and Powers

In meeting its responsibilities, the Compensation Committee shall:

1.    Make its independent perspective available to management for consultation in respect of the Company’s policies with regard to major issues of compensation.

2.    Review with management and recommend to the Board of Directors the adoption of all new employee benefits plans, and any additions, deletions or modifications to the Company’s employee benefits plans.

3.    Administer and grant stock options or other awards permitted under the various employee benefit plans, including the Stock Option Plans. The Compensation Committee shall have authority to grant awards permitted under the Stock Option Plans notwithstanding that the Board of Directors has retained for itself authority to grant awards unless the Board action retaining such authority shall state that the Compensation Committee shall not have that authority.

4.    Oversee all of the Company’s employee benefit plans. Regular administration shall be performed by the Company’s management and (a) in the case of any Internal Revenue Code Section 401(k) savings plan, the 401(k) committee established by this Compensation Committee or previously established by the Board of Directors, and (b) in the case of the Company’s Amended Management Severance Plan, the severance committee formed in compliance with such Plan.

5.    Consult with management and make recommendations to the Board of Directors regarding the annual salary, bonus, stock options, and other compensation and benefits, direct and indirect, of the Company’s officers.

6.    Consult with management and make recommendations to the Board of Directors regarding adopting the form, terms, provisions and components of, and the methods of establishing and implementing, all new executive compensation plans, and any additions, deletions or modifications to the Company’s executive compensation plans.

7.    Review with management and make recommendations to the Board of Directors regarding “fringe” benefits to be provided by the Company to any directors or officers of the Company, such as management perquisites.

8.    Review and recommend to the Board of Directors the compensation of directors.

9.    Review and discuss with management the Company’s disclosure under “Compensation Discussion and Analysis” (the “CD&A”), and based on such review and discussion, make a recommendation to the Board of Directors as to whether the CD&A should be included in the Company’s annual report on Form 10-K and, as applicable, the Company’s proxy statement.

10.    Report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

11.    Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

12.    Review annually its own performance

13.    Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

14.    Do every other act incidental to, arising out of or in connection with, or otherwise related to the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

Definitions

The term “employee benefit plan” includes, but is not limited to, the following: any plan, contract, authorization or arrangement, whether or not set forth in a formal document and regardless of the number of persons covered thereby, pursuant to which any of the following may be received: cash, stock, stock options, restricted stock or restricted stock units, phantom stock, stock appreciation rights (“SARs”), stock options in tandem with SARs, warrants, convertible securities, performance units and performance shares, and similar instruments.

The term “executive compensation plan” means any employee benefit plan other than group life, health, hospitalization, or medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors of the Company and that are available generally to all salaried employees.

The term “executive officer” means the Chief Executive Officer, the President, each Senior or Executive Vice President of the Company, any vice president or any member of the Company in charge of a principal business unit, division or function (such as finance), any other officer who performs a policy making function for any member of the Company, or any other person who performs similar policy making functions for any member of the Company.

FACTORY CARD & PARTY OUTLET CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON JULY 18, 2007

The undersigned, a stockholder of FACTORY CARD & PARTY OUTLET CORP. (the “Company”), hereby appoints Gary W. Rada, Timothy J. Benson and Richard E. George, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held a the Company’s headquarters located at 2727 Diehl Road, Naperville, Illinois 60563 at 1:00 p.m., local time, on July 18, 2007 and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting, all as described in the Company’s Proxy Statement dated June 12, 2007 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side.

The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed timely returned. If the undersigned does not specify a choice, the shares will be voted for each proposal described on the reverse side hereof and, in the discretion of the proxies, for other matters which may properly come before the annual meeting.

Factory Card & Party Outlet Corp. 2727 Diehl Road Naperville, Illinois 60563	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 18, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Gary W. Rada, Timothy J. Benson and Richard E. George, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 17, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/fcpo/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 17, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Factory Card & Party Outlet Corp., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

The Board of Directors Recommends Voting FOR the following proposals:

		For	Withhold
1. Toelect directors whose current term is expiring at the annual meeting:	Mone Anathan Ben Evans Richard E. George Peter Holmes Martin G. Mand Patrick O’Brien Gary W. Rada Robert S. Sandler	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

2. To ratify and approve the appointment of McGladrey & Pullen LLP as the independent auditors for the Company for the fiscal year ending February 2, 2008.	☐ For	☐ Against	☐ Abstain
3. To transact such business as may properly come before the Annual Meeting and any adjournment or postponement thereof.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.